Exhibit 8.1

Significant Subsidiaries

The table below lists the Company's significant subsidiaries as of December 31, 2022:

Name	Vessel / Activity	Incorporation	Ownership Percentage
SFL Management AS	Management company	Norway	100%
SFL UK Management Ltd	Management company	United Kingdom	100%
SFL Management (Bermuda) Limited	Management company	Bermuda	100%
SFL Management (Singapore) Pte. Ltd.	Management company	Singapore	100%
SFL Bulk Holding Ltd.	Intermediate holding company	Bermuda	100%
SFL Container Holding Limited	Intermediate holding company	Bermuda	100%
SFL Tanker Holding Limited	Intermediate holding company	Bermuda	100%
SFL Shipping AS	Dormant	Norway	100%
SFL Capital I Ltd.	Dormant	Bermuda	100%
SFL Capital II Ltd.	Financing	Bermuda	100%
SFL Capital V Ltd.	Dormant	Bermuda	100%
SFL Hudson Inc.	SFL Hudson	Liberia	100%
SFL Yukon Inc.	SFL Yukon	Liberia	100%
SFL Sara Inc.	SFL Sara	Liberia	100%
SFL Humber Inc.	SFL Humber	Liberia	100%
SFL Kate Inc.	SFL Kate	Liberia	100%
SFL Force Holding Inc.	Dormant	Marshall Islands	100%
SFL Force Inc.	Dormant	Marshall Islands	100%
SFL Energy Holding Inc.	Dormant	Marshall Islands	100%
SFL Energy Inc.	Dormant	Marshall Islands	100%
Front Heimdall Inc.	Glorycrown	Liberia	100%
Front Baldur Inc.	Everbright	Liberia	100%
SFL Sea Cheetah Limited	Dormant	Cyprus	100%
SFL Chemical Tanker Holding Ltd.	Intermediate holding company	Marshall Islands	100%
SFL Chemical Tanker Ltd.	SFL Weser	Marshall Islands	100%
SFL Chemical Tanker II Holding Ltd.	Intermediate holding company	Marshall Islands	100%
SFL Chemical Tanker II Ltd.	SFL Elbe	Marshall Islands	100%
SFL Ace I Company Ltd.	Dormant	Malta	100%
SFL Ace II Company Ltd.	Dormant	Malta	100%
SFL Hercules Ltd.	Dormant	Bermuda	100%
SFL Deepwater Ltd	Dormant	Bermuda	100%
SFL Linus Ltd	Dormant	Bermuda	100%
Alice Container Inc.	Dormant	Marshall Islands	100%
SFL Composer Inc.	SFL Composer	Liberia	100%
SFL Conductor Inc.	SFL Conductor	Liberia	100%
SFL Loire Inc.	San Felipe	Liberia	100%
SFL Seine Inc.	San Felix	Liberia	100%
SFL Somme Inc.	San Fernando	Liberia	100%
SFL Taurion Inc.	San Francisca	Liberia	100%
SFL Kenai Holding Inc.	Intermediate holding company	Liberia	100%
SFL Kenai Inc.	SFL Yangtze	Liberia	100%

SFL Crolly Holding Inc.	Intermediate holding company	Liberia	100%
SFL Crolly Inc.	SFL Pearl	Liberia	100%
SFL Rufina Inc	MSC Arushi R.	Liberia	100%
SFL Rosanna Inc.	MSC Vaishnavi R.	Liberia	100%
SFL Romana Inc.	MSC Julia R.	Liberia	100%
SFL Roberta Inc.	MSC Vidisha R.	Liberia	100%
SFL Ricarda Inc.	MSC Zlata R.	Liberia	100%
SFL Rebecca Inc.	MSC Katya R.	Liberia	100%
SFL Rafaela Inc.	MSC Anisha R.	Liberia	100%
SFL Victoria Inc.	MSC Vidhi	Liberia	100%
SFL Virginia Inc.	MSC Margarita	Liberia	100%
SFL Battersea Inc	Battersea	Liberia	100%
SFL Beijing Inc.	Golden Beijing	Liberia	100%
SFL Belgravia Inc.	Belgravia	Liberia	100%
SFL China Inc	KSL China	Liberia	100%
SFL Future Inc	Golden Future	Liberia	100%
SFL Magnum Inc.	Golden Magnum	Liberia	100%
SFL Zheijang Inc.	Golden Zheijang	Liberia	100%
SFL Zhoushan Inc	Golden Zhoushan	Liberia	100%
SFL Sarat Inc.	Maersk Sarat	Liberia	100%
SFL Shivling Holding Inc.	Intermediate holding company	Liberia	100%
SFL Shivling Inc.	Maersk Shivling	Liberia	100%
SFL Skarstind Holding Inc.	Intermediate holding company	Liberia	100%
SFL Skarstind Inc.	Maersk Skarstind	Liberia	100%
SFL Sabine Inc.	SFL Sabine	Liberia	100%
SFL Trinity Inc.	SFL Trinity	Liberia	100%
Rig Holding (Bermuda) Limited	Intermediate holding company	Bermuda	100%
SFL TEU Capital Ltd.	Dormant	Bermuda	100%
SFL Axia Inc.	Thalassa Axia	Liberia	100%
SFL Doxa Inc.	Thalassa Doxa	Liberia	100%
SFL Mana Inc.	Thalassa Mana	Liberia	100%
SFL Tyhi Inc.	Thalassa Tyhi	Liberia	100%
SFL Elpida Holding Inc.	Intermediate holding company	Liberia	100%
SFL Elpida Inc.	Thalassa Elpida	Liberia	100%
SFL Patris Holding Inc.	Intermediate holding company	Liberia	100%
SFL Patris Inc.	Thalassa Patris	Liberia	100%
SFL Capsan Holding Ltd.	Intermediate holding company	Marshall Islands	100%
SFL Vincent Inc.	Cap San Vincent	Marshall Islands	100%
SFL Lazaro Inc.	Cap San Lazaro	Marshall Islands	100%
SFL Juan Inc.	Cap San Juan	Marshall Islands	100%
SFL Ace 1 Holding Inc.	Intermediate holding company	Liberia	100%
SFL Ace 1 Company Inc.	Asian Ace	Liberia	100%
SFL Ace 2 Holding Inc.	Intermediate holding company	Liberia	100%
SFL Ace 2 Company Inc.	Green Ace	Liberia	100%
SFL Wisdom Inc.	Landbridge Wisdom	Marshall Islands	100%
Rig Holding Linus Inc.	Dormant	Liberia	100%
Rig Holding Hercules Ltd.	Dormant	Bermuda	100%

SFL Finance Corporation Ltd.	Intermediate holding company	Marshall Islands	100%
River Box Holding Inc.	Intermediate holding company	Liberia	49.9%
SFL Zambezi Holding Inc.	Intermediate holding company	Liberia	100%
SFL Zambezi Inc.	Maersk Zambezi	Liberia	100%
SFL PCTC Holding Inc.	Intermediate holding company	Liberia	100%
SFL Wolfsburg Inc.	Dormant	Liberia	100%
SFL Emden Inc.	Dormant	Liberia	100%
SFL PCTC Hull No. 21110059 Holding Inc.	Intermediate holding company	Liberia	100%
SFL PCTC Hull No. 21110059 Inc.	Dormant	Liberia	100%
SFL PCTC Hull No. 21110060 Holding Inc.	Intermediate holding company	Liberia	100%
SFL PCTC Hull No. 21110060 Inc.	Dormant	Liberia	100%
SFL Hawaii Holding Inc.	Intermediate holding company	Liberia	100%
SFL Hawaii Inc.	SFL Hawaii	Liberia	100%
SFL Maui Holding Inc.	Intermediate holding company	Liberia	100%
SFL Maui Inc.	SFL Maui	Liberia	100%
SFL Sicily Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Sicily Inc.	Marlin Sicily	Marshall Islands	100%
SFL Santorini Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Santorini Inc.	Marlin Santorini	Marshall Islands	100%
SFL Shikoku Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Shikoku Inc.	Marlin Shikoku	Marshall Islands	100%
SFL Tiger Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Tiger Inc.	SFL Tiger	Marshall Islands	100%
SFL Puma Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Puma Inc.	SFL Puma	Marshall Islands	100%
SFL Panther Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Panther Inc.	SFL Panther	Marshall Islands	100%
SFL Lion Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Lion Inc.	SFL Lion	Marshall Islands	100%
Harsh Rigs Holding Ltd	Intermediate holding company	Cyprus	100%
LH Rig Management (Cyprus) Ltd	Management company	Cyprus	100%
Harsh RigHercules Holding Ltd	Intermediate holding company	Cyprus	100%
Hercules Rig Ltd	Hercules	Cyprus	100%
Rig Hercules Contractor Ltd.	Drilling services	Bermuda	100%
Rig Hercules Contractor Ltd.	Drilling services	Canada	100%
Linus Holding Ltd	Intermediate Holding Company	Cyprus	100%
Linus Rig Ltd	Linus	Cyprus	100%
Rig Linus Contractor AS	Drilling services	Norway	100%
Rig Linus Contractor Ltd	Dormant	Bermuda	100%
SFL Phuket Holding Inc.	Intermediate holding company	Liberia	100%
SFL Phuket Inc.	Maersk Phuket	Liberia	100%
SFL Pelepas Holding Inc.	Intermediate holding company	Liberia	100%
SFL Pelepas Inc.	Maersk Pelepas	Liberia	100%
SFL Arabian Sea Holding Inc.	Intermediate Holding Company	Marshall Islands	100%
SFL Arabian Sea Inc.	Arabian Sea	Marshall Islands	100%
SFL Thelon Holding Inc.	Intermediate holding company	Marshall Islands	100%

SFL Thelon Inc.	SFL Thelon	Marshall Islands	100%
SFL Ottawa Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Ottawa Inc.	SFL Ottawa	Marshall Islands	100%
SFL Fraser Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Fraser Inc.	SFL Fraser	Marshall Islands	100%
SFL Albany Holding Inc.	Intermediate holding company	Marshall Islands	100%
SFL Albany Inc.	SFL Albany	Marshall Islands	100%
SFL Sea Bear Inc.	Dormant	Marshall Islands	100%